UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date or Report (Date of earliest event reported): April 14, 2009

REAL ESTATE REFERRAL CENTER, INC.

(Exact name of registrant as specified in its Charter)

Commission File No.: 000-52720

Nevada	26-4205169
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

279 Midpark Way SE, Suite 102, Calgary, Alberta Canada T2X 1M2

(Address of principal executive offices)

Issuer’s telephone number: (403) 615-8917

N/A

(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a12)

☐	Pre-commencement communications pursuant to Rule 14d-21(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01	Changes in Control of Registrant.

On April 14, 2009, a Stock Purchase Agreement was entered into by and between Noel Noel, Ltd., an entity formed under the laws of the United Kingdom (“Noel”), and Lance Ayers, an individual residing in Dallas County, Texas. Mr. Ayers serves as the Company’s sole officer and director. Prior to the subject transaction, Noel was a beneficial owner of more than 10% of the Company’s outstanding common stock.

Pursuant to the terms of the Stock Purchase Agreement, Noel sold 4,500,000 shares of the Company’s common stock owned by it (the “Subject Shares”) to Mr. Ayers for a purchase price of $150,000 (the “Purchase Price”). The Purchase Price is payable to Noel in the form of a Secured Promissory Note in the amount of $150,000 (the “Note”). The Note is payable in thirty (30) equal monthly installments of $5,000 beginning on April 14, 2010 and continuing on the first date of each calendar month thereafter until paid in full. The Note is secured by the Subject Shares and a Security Agreement between the parties. In the event of a default under the Note, including the failure of Mr. Ayers to make a payment, the occurrence of a change in control, or the termination of Mr. Ayers from the Company for any reason, the entire unpaid principal balance and accrued interest owed shall immediately become due and payable and Noel may exercise its rights under the Security Agreement, including but not limited to, return of the Subject Shares.

Prior to the transaction outlined above, Noel owned 5,000,000 shares or approximately 71.80% of the Company’s 6,964,000 outstanding shares of common stock. Taking into effect the transaction outlined above, Noel currently owns 500,000 shares or approximately 7.18% of the Company’s outstanding shares of common stock.

Prior to the transaction outlined above, Mr. Ayers owned no shares of the Company. Taking into effect the transaction outlined above, Mr. Ayers owns 4,500,000 shares or approximately 64.62% of the Company’s 6,964,000 outstanding shares of common stock.

Other than as outlined above, (i) there are no arrangements or understandings among Noel and Mr. Ayers with respect to the election of directors or other matters, and (ii) the Company is not aware of any arrangements, including any pledge of our securities by any person, the operation of which at a subsequent date will result in a change of control.

Item 8.01	Other Events

The Company is providing the following updated biography of its sole officer and director, Lance Ayers:

On January 19, 2009, Lance Ayers was appointed President, Principal Executive Officer, Secretary and sole member of the Board of Directors. Prior to his appointment, Mr. Ayers held several positions specializing in the area of purchasing, marketing, retail development and product procurement. From March 1997 to May 2005, Mr. Ayers was a Purchasing Manager for Dallas-based Synapse Micro Inc., a wholesale supplier of consumer electronics and computer peripherals. Prior to his work with Synapse Micro, Mr. Ayers worked in the purchasing department for Grand Prairie-based Parsons International, specializing in international product procurement. In September 2005, Mr. Ayers founded Windgrid, Inc., a private developmental stage wind technology and energy company based in Plano, TX. Mr. Ayers continues to serve as the President and sole Director of that company. In addition to his work at Windgrid, Inc., Mr. Ayers is also the President of Prime Media Group, Inc., a company he formed in 2007 that specializes in marketing, advertising, investor relations and public relations for emerging companies.

During the past five years:

1.	Mr. Ayers has not been the subject of any bankruptcy petition filed by or against any business of which he was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

2.	Mr. Ayers has not been convicted in a criminal proceeding or been subject to a pending criminal proceeding.

3.	Mr. Ayers has not been the subject of an order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities.

4.	Mr. Ayers has not been the subject of an order, judgment, or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limited for more than 60 days his right to engage in any business, securities or banking activities, or to be associated with persons engaged in any such activity.

5.	Mr. Ayers has not been found by a court of competent jurisdiction in a civil action or by the Commission to have violated any federal or state securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated.

6.	Mr. Ayers has not been found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

Item 9.01.	Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Financial Statements

None

(b)	Pro Forma Financial Information

None

(c)	Shell Company Transactions

None

(d)	Exhibits

Exhibit No.	Date	Document
10.1	April 14, 2009	Stock Purchase Agreement between Noel Noel, Ltd and Lance Ayers*

10.2	April 14, 2009	Secured Promissory Note for $150,000 from Lance Ayers to Noel Noel, Ltd.*

10.3	April 14, 2009	Security Agreement between Noel Noel, Ltd and Lance Ayers.*

*	Filed herewith.

(Remainder of page intentionally left blank.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REAL ESTATE REFERRAL CENTER, INC.
(Registrant)

Date: April 15, 2009	By:	/s/ Lance Ayers
Lance Ayers
President, Principal Executive Officer, Secretary

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